Exhibit 10.33

ORANGE 21 INC. 2004 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED SHARE AWARD

Participant’s Name and Address:

You (the “Participant”) have been granted Shares of Stock of the Company (the “Award”), subject to the terms and conditions of this Notice of Restricted Share Award (the “Notice”), the Orange 21 Inc. 2004 Stock Incentive Plan (the “Plan”), as amended from time to time, and the Restricted Share Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise indicated, all below terms shall have the meaning as set forth in the Plan.

Award Number Date of Award Vesting Commencement Date

Total Number of Shares of Stock Awarded (the “Shares”)

Vesting Schedule:

Subject to the Participant’s Service and other limitations set forth in this Notice, the Plan and the Agreement, the Shares shall “vest” in accordance with the following schedule:

The Shares shall vest over a four-year period in accordance with the following: (i) 25% of the Shares shall vest twelve months after the Vesting Commencement Date, and (ii) thereafter 1/48 of the Shares shall vest on each monthly anniversary of the Vesting Commencement Date.

During any authorized leave of absence, the vesting of the Shares as provided in this schedule shall be suspended. Vesting of the Shares shall resume upon the Participant’s termination of the leave of absence and return to service to the Company (or Parent or Subsidiary). The Vesting Schedule of the Shares shall be extended by the length of the suspension.

In the event of the Participant’s change in status from Employee, Outside Director or Consultant to any other status of Employee, Outside Director or Consultant, the Shares shall continue to vest in accordance with the Vesting Schedule set forth above.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Shares, that such Shares are no longer subject to forfeiture to the Company. Shares that have not vested are deemed “Restricted Shares.” If the Participant would become vested in a fraction of a Restricted Share, such Restricted Share shall not vest until the Participant becomes vested in the entire Share.

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Vesting shall cease upon the date of termination of the Participant’s Service for any reason, including death or disability. In the event the Participant’s Service is terminated for any reason, including death or disability, any Restricted Shares held by the Participant immediately following such termination of Service shall be deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the Participant. The foregoing forfeiture provisions set forth in this Notice as to Restricted Shares shall apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the Shares in consummation of any transaction described in Section 11 of the Plan and such stock or property shall be deemed Additional Securities (as defined in Section 4 of the Agreement) for purposes of the Agreement, but only to the extent the Shares are at the time covered by such forfeiture provisions.

The Award shall be subject to the provisions of Section 11 of the Plan in the event of a Change in Control.

IN WITNESS WHEREOF, the Company and the Participant have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan and the Agreement.

ORANGE 21 INC.,

a Delaware corporation

By:

Title:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT NOR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF THE PARTICIPANT’S SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE PARTICIPANT ACKNOWLEDGES THAT UNLESS THE PARTICIPANT HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE PARTICIPANT’S STATUS IS AT WILL.

As a condition to receiving the Shares, the Participant agrees to refrain from making an election pursuant to Section 83(b) of the Code with respect to the Shares.

The Participant acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Participant has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to

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obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Participant hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Agreement shall be resolved by the Committee in accordance with Section 11 of the Agreement. The Participant further agrees to the venue selection in accordance with Section 12 of the Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: Signed:

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Award Number: __________________

ORANGE 21 INC. 2004 STOCK INCENTIVE PLAN

RESTRICTED SHARE AGREEMENT

1. Issuance of Shares. Orange 21 Inc., a Delaware corporation (the “Company”), hereby issues to the Participant (the “Participant”) named in the Notice of Restricted Share Award (the “Notice”), the Total Number of Shares of Stock Awarded set forth in the Notice (the “Shares”), subject to the Notice, this Restricted Share Agreement (the “Agreement”) and the terms and provisions of the Orange 21 Inc. 2004 Stock Incentive Plan (the “Plan”), as amended from time to time, which are incorporated herein by reference. All Shares issued hereunder will be deemed issued to the Participant as fully paid and nonassessable shares, and the Participant will have the right to vote the Shares at meetings of the Company’s stockholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Participant hereunder. Unless otherwise indicated, all below terms shall have the meaning as set forth in the Plan.

2. Transfer Restrictions. The Shares issued to the Participant hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Participant prior to the date when the Shares become vested pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Restricted Shares in violation of this Section 2 will be null and void and will be disregarded.

3. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement, the Participant agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Participant with respect to each such stock certificate, to the Secretary of the Company, or his or her designee, to hold in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Participant hereby acknowledges that the appointment of the Secretary of the Company (or his or her designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Participant agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of Restricted Shares, the escrow holder will, without further order or instruction, transmit to the Participant the certificate evidencing such Shares.

4. Additional Securities and Distributions.

(a) Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice. The Participant shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Participant may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the Participant may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

(b) The Company shall disburse to the Participant all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

5. Taxes.

(a) No Section 83(b) Election. As a condition to receiving the Shares, the Participant agrees to refrain from making an election pursuant to Section 83(b) of the Code with respect to the Shares.

(b) Tax Liability. The Participant is ultimately liable and responsible for all taxes owed by the Participant in connection with the Award, regardless of any action the Company (or Parent or Subsidiary) takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company (nor any Parent or Subsidiary) makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company (and any Parent or Subsidiary) does not commit and is under no obligation to structure the Award to reduce or eliminate the Participant’s tax liability.

(c) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the “Tax Withholding Obligation”), the Participant must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

(i) By Share Withholding. The Participant authorizes the Company to, upon the exercise of its sole discretion, withhold from those Shares issuable to the Participant the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Participant acknowledges that the withheld Shares may not be sufficient to satisfy the Participant’s minimum Tax Withholding Obligation. Accordingly, the Participant agrees to pay to the Company (or any Parent or Subsidiary) as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

(ii) By Sale of Shares. Unless the Participant determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Participant’s acceptance of this Award constitutes the Participant’s instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Participant’s behalf a whole number of Shares from those Shares issuable to the Participant as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Participant will be responsible for all broker’s fees and other costs of sale, and the Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Participant’s minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Participant. The Participant acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Participant’s minimum Tax Withholding Obligation. Accordingly, the Participant agrees to pay to the Company (or any Parent or Subsidiary) as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

(iii) By Check, Wire Transfer or Other Means. At any time not less than five (5) business days (or such fewer number of business days as determined by the Committee) before any Tax Withholding Obligation arises (e.g., a vesting date), the Participant may elect to satisfy the Participant’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Committee.

6. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement, the Notice or the Plan, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Restrictive Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED SHARE AGREEMENT BETWEEN THE COMPANY AND THE NAMED STOCKHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

9. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. These agreements are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

10. Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

11. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Participant or by the Company to the Committee. The resolution of such question or dispute by the Committee shall be final and binding on all persons.

12. Venue. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Southern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of San Diego) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 12 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

13. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

END OF AGREEMENT

EXHIBIT A

STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto _______________________, _________ (            ) shares of the Common Stock of Orange 21 Inc., a Delaware corporation (the “Company”), standing in his name on the books of, the Company represented by Certificate No. __________ herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company attorney to transfer the said stock in the books of the Company with full power of substitution.

DATED: ________________

[Please sign this document but do not date it. The date and information of the transferee will be completed if and when the shares are assigned.]

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Schedule A

Barry Buchholtz

Jerry Kohlscheen

Fran Richards

John Gothard

Dave Barton

Jerome Mage

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